Exhibit 99.5


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                                     NELNET

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           Compliance Audits (Attestation Engagements) for Lenders and
   Lender Servicers Participating in the Federal Family Education Loan Program

                          Year Ended December 31, 2005




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                                     NELNET



                                TABLE OF CONTENTS



                                                                          PAGE

Independent Accountants' Report                                             1

Report on Management's Assertions on Compliance with Specified Federal
    Family Education Loan Program Requirements                              3

APPENDIX

A   Background                                                              6

B   Listing of Lenders Covered by Compliance Attestation                    7





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                         INDEPENDENT ACCOUNTANTS' REPORT



The Board of Directors
Nelnet, Inc.:


We have examined management's assertions, included in its representation letter dated January 25, 2006 that Nelnet, Inc. (Nelnet) complied with the following compliance requirements specified in the Audit Guide, COMPLIANCE AUDITS (ATTESTATION ENGAGEMENTS) FOR LENDERS AND LENDER SERVICERS PARTICIPATING IN THE FEDERAL FAMILY EDUCATION LOAN PROGRAM (the Guide), issued by the U.S. Department of Education, Office of the Inspector General, dated December 1996, relative to Nelnet's administration of the Federal Family Education Loan Program on behalf of its lender clients during the year ended December 31:

o       Support for LaRS

o       Loan Documentation

o       Calculation of Loan Origination Fees

o       Interest Benefits--Eligibility, Proper Rate and Proper Calculations

o Special Allowance Payments--Eligibility and Proper Calculation of Average Daily Balances

o       Accurate Loan Principal Balances

o       Reporting of Sales, Purchases and Transfers

o       Recording of Student Status Changes

o       Payment Processing

o       Due Diligence in Collecting Federal Family Education Loan Program Loans

o       Timely Filing of Claims

o       Curing Due Diligence/Timely Filing Violations

We also have examined management's assertion that Nelnet maintained effective internal control over compliance with the aforementioned compliance requirements as of December 31, 2005 based upon criteria established in INTERNAL CONTROL--INTEGRATED FRAMEWORK issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Management is responsible for Nelnet's compliance with, and for maintaining effective internal control over compliance with, those requirements. Our responsibility is to express an opinion on management's assertions based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, GOVERNMENT AUDITING STANDARDS, issued by the Comptroller General of the United States, and the Guide and, accordingly, included examining, on a test basis, evidence about Nelnet's compliance with those requirements, obtaining an understanding of the internal control over compliance with the specified compliance requirements, testing, and evaluating the design and operating effectiveness of the internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Nelnet's compliance with specified requirements.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projections of any evaluation of the internal control over compliance with the specified requirements to future periods are subject to the risk that internal control over compliance may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

In our opinion, management's assertions that Nelnet complied with the aforementioned compliance requirements for the year ended December 31, 2005 is fairly stated, in all material respects. Also in our opinion, management's assertion that Nelnet maintained effective internal control over compliance with the aforementioned compliance requirements as of December 31, 2005, is fairly stated, in all material respects, based upon criteria established in INTERNAL CONTROL-INTEGRATED FRAMEWORK issued by the Committee of Sponsoring Organizations of the Treadway Commission.

This report is intended solely for the information and use of the Board of Directors and management of Nelnet, the specified lenders, and the U.S. Department of Education, and is not intended to be and should not be used by anyone other than these specified parties.

                                  /S/ KPMG LLP




Lincoln, Nebraska
January 25, 2006



                                       2
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         REPORT ON MANAGEMENT'S ASSERTIONS ON COMPLIANCE WITH SPECIFIED
               FEDERAL FAMILY EDUCATION LOAN PROGRAM REQUIREMENTS


We, as members of Nelnet, Inc. (Nelnet) are responsible for complying with the requirements of the Federal Family Education Loan (FFEL) Program. We are responsible for and we have established and maintained an effective internal control structure over FFEL Program requirements. We have performed an evaluation of Nelnet's compliance with the following requirements of the FFEL Program during the year ended December 31, 2005. Based on this evaluation, we assert that during the year ended December 31, 2005, Nelnet has materially complied with the FFEL Program requirements below relative to those services provided to our clients.

o The loan information (loan types, interest rate, beginning and ending principal loan balances), and loan status (past due, in grace, in deferment) reported in Parts I, II, III, IV, and V of either the LaRS prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended December 31, 2005 agrees with Nelnet's summary records/ledger and as of December 31, 2005, Nelnet had effective internal control over compliance with the requirements that such information be in agreement.

o Nelnet supported loans reported in either the LaRS prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended December 31, 2005 with--and as of December 31, 2005, Nelnet had effective internal control over compliance requirements for supporting loans with--loan records that include all applicable documents listed in Section II, Compliance Requirements 2, of the Audit Guide that our lender clients have contracted with Nelnet to store.

o During the year ended December 31, 2005, Nelnet completely reported, classified and computed, in accordance with LaRS instructions--and as of December 31, 2005, Nelnet had effective internal control over compliance with LaRS instructions for classifying and computing--the loan origination information reported in Part I in either the LaRS prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients.

    Although Nelnet prepared LaRS billing information for our lender clients, each individual lender client will have to make their own assertion regarding compliance with requirements for payment to ED of origination fees in excess of interest and special allowance.

o Loans included in Part II of either the LaRS prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended December 31, 2005 were--and as of December 31, 2005, Nelnet had effective internal control over compliance with requirements that loans are
    (1) in a status eligible for interest benefits. (2) assigned the correct interest rate in accordance with Section 427A(a)-(i) of the HEA, as amended, and (3) classified in the correct interest rate category in accordance with LaRS instructions. Ending principal amounts, average daily balances, and interest amounts were calculated in accordance with--and as of December 31, 2005, Nelnet had effective internal controls over compliance with requirements for calculation in accordance with--the LaRS instructions.

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

o Loans included in Part III of either the LaRS prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended December 31, 2005 were--and as of December 31, 2005, Nelnet had effective internal control over compliance with requirements that loans are--(1) in a status eligible for special allowance and (2) properly categorized on the LaRS in accordance with the LaRS instructions. Ending principal balances, average daily balances, and adjustments for differences in average daily balances were calculated in accordance with--and as of December 31, 2005, Nelnet had effective internal controls over compliance with requirements for calculation in accordance with--the LaRS instructions.

o In Parts IV and V of the LaRS prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended December 31, 2005, Nelnet properly classified and accurately reported--and as of December 31, 2005, Nelnet had effective internal control over compliance with requirements to properly classify and report--loan principal balances in accordance with the LaRS instructions and included all outstanding loans (except those for which the guaranty was voided are not included in Part VI.)

o Loan purchases and sales made on behalf of our lender clients during the year ended December 31, 2005 were recorded by Nelnet in accordance with--and as of December 31, 2005, Nelnet had effective internal control over compliance for recording loan purchases/sales in accordance with applicable loan purchase/sale instructions provided to Nelnet by their lender clients with respect to the start/end date of eligibility for interest, special allowance and responsibility for payment of loan origination fees. During the year ended December 31, 2005, Nelnet recorded completely and accurately in the servicer's loan servicing systems--and as of December 31, 2005, Nelnet had effective internal control over compliance with requirements to record completely and accurately in the servicer's loan servicing systems--all applicable LaRS loan data for loans transferred, including beginning balances.

    Although Nelnet prepared LaRS billing information for our lender clients, each individual lender client will have to make their own assertion regarding compliance with requirements for payment to ED of origination fees in excess of interest and special allowance.

o Upon receipt of Student Status Confirmation Reports or other notification of change information for loans serviced during the year ended December 31, 2005, Nelnet accurately updated--and as of December 31, 2005, Nelnet had effective internal control over compliance with requirements to accurately update--loan records for changes to student status, including conversion to repayment status in accordance with 34 CFR 682.401(b)(20) and 34 CFR 682.209, respectively.

o For loans serviced during the year ended December 31, 2005, Nelnet: (a) calculated--and as of December 31, 2005, Nelnet had effective internal control over compliance with requirements to calculate--interest and principal in accordance with 34 CFR 682.304 and (b) applied--and as of December 31, 2005, Nelnet had effective internal control over compliance with requirements to apply (i) loan payments effective with the day of receipt and (ii) prepayments in accordance with 34 CFR 682.209 or the documented specific request of the borrower.

o For loans serviced during the year ended December 31, 2005, Nelnet complied with--and as of December 31, 2005, Nelnet had effective internal control over compliance with--the due diligence requirements for collection of delinquent loans, including the requirements for skip-tracing or pre-claims assistance set forth in 34 CFR 682.411 (c)-(m).

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

o For loans serviced during the year ended December 31, 2005, Nelnet complied with--and as of December 31, 2005, Nelnet had effective internal control over compliance with--deadlines for timely filing of claims with the guaranty agency concerning death, disability, false certification, closed schools, or bankruptcy contained in 34 CFR 682.402(b), (c), (d), (e), (f) and (g) for default claims contained in 34 CFR 682.406(a)(5). For loans serviced during the year ended December 31, 2005, Nelnet accurately categorized--and as of December 31, 2005, Nelnet had effective internal control over compliance with requirements for accurately categorizing--amounts pertaining to claims in the LaRS.

o For loans with timely-filing violations or due diligence violations that were cured during the year ended December 31, 2005, Nelnet documented that it performed--and, as of December 31, 2005, Nelnet had effective internal control over compliance with requirements to perform--cure procedures required by 34 CFR 682 Appendix D (Bulletin 88-G-138). For loans on which a cure was required but that were not cured during the year ended December 31, 2005, Nelnet properly categorized--and, as of December 31, 2005, Nelnet had effective internal control over compliance with the requirements to properly categorize the loans in the LaRS prepared and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients.

Very truly yours,

Nelnet, Inc.




/s/ Mike Dunlap                                    /s/ Terry Heimes
------------------------------                     -----------------------------
Mike Dunlap                                        Terry Heimes
Chairman and Co-CEO                                Chief Financial Officer

                                                                      APPENDIX A
                                  NELNET, INC.

                                   Background

                                December 31, 2005


The Higher Education Act of 1965 (HEA), as amended, requires each lender, as defined in Section 428(b)(1)(U) of the HEA, participating in the Federal Family Education Loan (FFEL) Program to obtain a compliance attestation of its FFEL Program. These compliance attestations are performed in accordance with the AICPA's Professional Standards for Attestation Engagements (SSAE) No. 10,
Section 800, the general fieldwork and reporting standards in GOVERNMENT AUDITING STANDARDS, issued by the Comptroller General of the United States; and the Audit Guide, COMPLIANCE AUDITS (ATTESTATION ENGAGEMENTS) FOR LENDERS AND LENDER SERVICERS PARTICIPATING IN THE FEDERAL FAMILY EDUCATION LOAN PROGRAM (the Guide) issued by the U.S. Department of Education, Office of Inspector General, dated December 1996.

Lenders using a third-party service organization(s) to service all or part of its FFEL Program loan portfolio may not be able to make all of the assertions required in Section II of the Audit Guide. In those situations, the Department of Education will accept, as meeting the lender audit requirement, an independent accountants' report based upon an "alternative or combined" engagement as defined in Section III of the Audit Guide. The lender must obtain from the service organization an audit/attestation report that meets the requirements described in Section III of the Audit Guide.

The independent accountants' report(s) must include their opinion with respect to the service organization's compliance with the specified requirements in
Section II of the Audit Guide pertaining to functions carried out by the servicing organization.

Nelnet, Inc. (Nelnet) is a for profit third-party student loan servicing organization responsible for the proper and timely performance of many aspects of student loan processing. Nelnet operates servicing centers in Denver, CO; Jacksonville, FL; Indianapolis, IN; and Lincoln, NE. The primary services provided to the loan holders by Nelnet are:

o accepting loan origination and disbursement information on new and existing borrowers;

o processing of general borrower correspondence, forbearance and deferment requests and borrower status changes;

o     receiving and tracking original, imaged or electronic loan documentation;

o maintaining borrower demographic information while the student is in school, billing accrued interest to the appropriate parties, and combining multiple loans where appropriate;

o processing borrower loans through the grace period, placing the loans into repayment and calculating monthly payment amounts; and;

o applying loan payments, calculating delinquency periods, collection activities, claim processing on defaulted loans and cure procedures for defaulted loans rejected by the guarantor.

The functions described above provide a basis for Nelnet to prepare information for the quarterly Lender's Interest and Special Allowance Request and Reports--LaRS.

The lender ID's covered by this report are included in Appendix B.


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

                                                                      APPENDIX B

                                  NELNET, INC.

              Listing of Lenders Covered by Compliance Attestation

                                December 31, 2005


  203760   803017   806078   810509   821806   826730    829763   832500  833832
  213760   803128   806126   810755   821830   826861    829769   832502  833872
  233580   803238   806208   811353   822022   826865    830111   832584  833880
  421623   803258   806400   811949   822046   826943    830186   832710  833881
  428577   803264   806595   812211   822239   826978    830227   832775  833895
  528577   803266   806773   812265   822243   827231    830248   832934  833934
  530868   803342   807418   813133   822366   827511    830288   832998  833953
  605156   803348   807612   813169   822384   827537    830293   833032  834036
  605178   803359   807669   813285   822660   827603    830309   833051  834078
  605974   803408   807743   813760   822671   827610    830343   833074  834097
  607743   803447   807745   815502   822745   827735    830372   833078  834100
  608036   803508   807806   815657   822908   827855    830427   833079  834133
  619628   803516   808036   815678   822927   827866    830513   833088  834148
  620682   803533   808134   815897   823065   827954    830525   833093  834161
  622660   803557   808140   815979   823185   828067    830529   833135  834169
  630868   803588   808173   816298   823296   828141    830549   833174  834178
  631300   803606   808217   816799   823299   828148    830617   833205  834212
  631484   803608   808238   817408   823546   828259    830628   833211  899980
  633820   803631   808258   817409   823817   828295    830772   833214  899982
  633832   803634   808260   817411   823964   828375    830796   833273  899988
  713760   803645   808316   817420   824004   828478    830868   833294  999712
  728577   803654   808426   817516   824060   828564    830953   833305
  732775   803670   808441   817729   824135   828577    830977   833325
  733135   803672   808543   818313   824289   828634    831008   833361
  800802   803694   808606   819524   824327   828728    831149   833405
  801890   803709   808662   819590   824335   828785    831300   833456
  801891   803758   808711   819628   824504   828793    831419   833457
  801894   803799   808732   819648   824573   828875    831455   833471
  801935   803909   808863   819824   824690   829030    831484   833487
  801943   804283   808877   819922   824800   829077    831593   833495
  801947   804456   808896   819931   825033   829167    831692   833500
  801953   804575   808936   820198   825310   829191    831836   833501
  802285   804860   808942   820334   825323   829223    831846   833585
  802301   804868   808959   820393   825495   829262    831870   833610
  802330   804959   809063   820622   825585   829302    831970   833669
  802560   805178   809479   820682   825641   829366    832057   833670
  802759   805317   809685   820685   826087   829458    832095   833674
  802794   805593   810007   820937   826140   829464    832198   833702
  802843   805806   810086   821024   826351   829489    832339   833733
  802965   805849   810088   821449   826509   829565    832347   833741
  802983   805923   810123   821471   826625   829626    832398   833806
  802995   805974   810148   821623   826710   829691    832415   833820
  803000   805997   810240   821666   826717   829704    832445   833821

                                       7